Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports Second Quarter 2018 Results

CHRISTIANSTED, U.S. Virgin Islands, August 9, 2018 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today announced financial and operating results for the second quarter of 2018.

Second Quarter 2018 Highlights and Recent Developments

•
Advised Front Yard Residential Corporation (“Front Yard”) on the acquisition of property management firm HavenBrook Partners, LLC (“HavenBrook”) as well as the portfolio of 3,236 homes managed by HavenBrook, increasing Front Yard's single-family rental (“SFR”) portfolio to approximately 15,000 homes.

•	Maintained strong operating metrics for Front Yard.

•	Reduced Front Yard's remaining legacy REOs to 190, down 41% from 320 at March 31, 2018 and down 61% from 490 at December 31, 2017.

•	Continued optimization of Front Yard's funding, of which 65% had fixed or capped rates and 79% had maturities of over three years.

On August 8, 2018, Front Yard acquired HavenBrook and the 3,236 homes managed by HavenBrook, expanding its SFR portfolio to approximately 15,000 homes and providing Front Yard with an internal property management platform. The combined purchase price was $485.0 million. As part of the internalization of Front Yard's property management, we negotiated Front Yard's amendment to its Master Services Agreement with Altisource Portfolio Solutions S.A. (“ASPS”). Under the amendment, the properties currently managed by ASPS are expected to be transitioned into the newly acquired HavenBrook property management platform by December 31, 2018. In conjunction with this acquisition, Berkadia Commercial Mortgage LLC provided Front Yard with $508.7 million of 10-year, fixed rate financing as part of the Freddie Mac's affordable single-family rental pilot program, further solidifying Front Yard as a leader in the affordable housing rental market. This financing includes the transfer of certain properties already owned by Front Yard from its existing warehouse facilities to the new financing arrangement.

“The completion of this transformative acquisition represents a significant milestone in Front Yard's evolution,” stated Chief Executive Officer George Ellison. “Under our guidance, this new internal property management platform will enable Front Yard to provide affordable homes and excellent service to its tenants while driving operating efficiency. As Front Yard begins to realize the benefits of this structure, we expect positive results for the shareholders of AAMC.”

Second Quarter 2018 Financial Results

AAMC’s net loss attributable to common stockholders for the second quarter of 2018 was $1.1 million, or $0.69 per diluted share, which included a $0.6 million change in the fair value of our shares of Front Yard common stock, compared to $1.8 million, or $1.15 per diluted share, for the second quarter of 2017. AAMC’s net loss attributable to common stockholders for the six months ended June 30, 2018 was $5.5 million, or $3.44 per diluted share, which included a $(2.3) million change in the fair value of our shares of Front Yard common stock, compared to $3.2 million, or $2.03 per diluted share, for the six months ended June 30, 2017.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Front Yard's ability to compete; Front Yard’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for itself or Front Yard; Front Yard’s ability to sell non-rental real estate owned properties on favorable terms or at all; AAMC's ability to identify and acquire assets for Front Yard’s portfolio; Front Yard’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; AAMC’s ability to integrate newly acquired rental assets into Front Yard’s portfolio; the ability to successfully and efficiently integrate and manage Front Yard’s newly acquired property manager or effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; the failure of external property managers to effectively perform their obligations under their agreements with Front Yard; our failure to maintain Front Yard’s qualification as a REIT; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenues:
Management fees from Front Yard	$3,644	$3,999	$7,371	$8,210
Conversion fees from Front Yard	53	434	116	1,038
Expense reimbursements from Front Yard	219	210	481	406
Total revenues	3,916	4,643	7,968	9,654
Expenses:
Salaries and employee benefits	4,524	5,281	8,738	9,968
Legal and professional fees	467	336	819	1,020
General and administrative	843	726	1,790	1,883
Total expenses	5,834	6,343	11,347	12,871
Other income (loss):
Change in fair value of Front Yard common stock	601	—	(2,339)	—
Dividend income on Front Yard common stock	243	243	487	487
Other income	49	15	92	27
Total other income (loss)	893	258	(1,760)	514
Loss before income taxes	(1,025)	(1,442)	(5,139)	(2,703)
Income tax expense	42	300	292	357
Net loss	(1,067)	(1,742)	(5,431)	(3,060)
Amortization of preferred stock issuance costs	(52)	(51)	(103)	(103)
Net loss attributable to common stockholders	$(1,119)	$(1,793)	$(5,534)	$(3,163)

Loss per share of common stock – basic:
Loss per basic share	$(0.69)	$(1.15)	$(3.44)	$(2.03)
Weighted average common stock outstanding – basic	1,612,382	1,563,272	1,608,163	1,554,462

Loss per share of common stock – diluted:
Loss per diluted share	$(0.69)	$(1.15)	$(3.44)	$(2.03)
Weighted average common stock outstanding – diluted	1,612,382	1,563,272	1,608,163	1,554,462

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
	(unaudited)
Current assets:
Cash and cash equivalents	$29,266	$33,349
Short-term investments	142	625
Front Yard common stock	16,927	19,266
Receivable from Front Yard	4,252	4,151
Prepaid expenses and other assets	1,371	1,022
Total current assets	51,958	58,413
Other non-current assets	1,484	1,974
Total assets	$53,442	$60,387

Current liabilities:
Accrued salaries and employee benefits	$3,114	$5,651
Accounts payable and other accrued liabilities	713	2,085
Total liabilities	3,827	7,736

Commitments and contingencies	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017; redemption value $250,000	249,649	249,546

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 2,832,462 and 1,613,268 shares issued and outstanding, respectively, as of June 30, 2018 and 2,815,122 and 1,599,210 shares issued and outstanding, respectively, as of December 31, 2017	28	28
Additional paid-in capital	40,387	37,765
Retained earnings	32,106	38,970
Accumulated other comprehensive loss	—	(1,330)
Treasury stock, at cost, 1,219,194 shares as of June 30, 2018 and 1,215,912 shares as of December 31, 2017	(272,555)	(272,328)
Total stockholders' deficit	(200,034)	(196,895)
Total liabilities and equity	$53,442	$60,387